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                                           [LETTERHEAD OF MONSANTO APPEARS HERE]
                                           November 28, 1995


Cubist Pharmaceuticals, Inc.
24 Emily Street
Cambridge, Massachusetts 02139

Attention:  Nancy M. Gray, Ph.D., Vice President
            Corporate Development

Dear Dr. Gray:

Monsanto Company ("Monsanto") is interested in obtaining chemical compounds from Cubist Pharmaceuticals, Inc., 24 Emily Street, Cambridge, Massachusetts 02139 ("Cubist") for agricultural screening. Monsanto proposes that Cubist offer compounds developed/obtained by Cubist to Monsanto for primary screening and evaluation by Monsanto as agricultural chemicals ("Program"). The compounds of this Agreement have been synthesized by Cubist employees or acquired by Cubist. The terms under which Monsanto would receive compounds for the Program as follows:

1. At Cubist's option, Cubist will provide to Monsanto Cubist Compounds that are available for the Program as mutually agreed and including, to the extent known to Cubist and which Cubist is free to disclose on a non-confidential basis, information on each Compound as to (i) whether it is considered to be new; (ii) whether it has been screened for biological activity and, if so, a summary of the screening results; (iii) whether it was synthesized/isolated under Governmental sponsorship; (iv) whether or not any other party has any rights to it; and (v) the extent of rights to make, use and sell available to Monsanto. It is understood that the structures of the Compounds and any other information thereon shall not be considered confidential under this Agreement.

2. For each Compound received by Monsanto for the Program, Monsanto shall choose the appropriate biological screening, and Cubist should provide Monsanto with all safety information including hazards such as toxic, lachrymator, irritant, shock sensitive, stench-producing, carcinogen and the like known to Cubist in order for Monsanto to take appropriate precautions in the agricultural screening of the Compound sample.

3. If after the completion of its evaluation of a particular Compound, Monsanto determines that it has no further interest in that Compound, Monsanto will provide Cubist with a summary of the primary screening results for that Compound. Normally, Monsanto will complete its evaluation within 12 months. The summary of the screening results may be published by Cubist in any manner deemed desirable. However, Monsanto would appreciate the opportunity to review, prior to publication, any proposed publication containing such summary or any portion thereof. Such review would be only for Monsanto's information; and in no way connotes a restriction on Cubist's right to disseminate such publication.




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Cubist Pharmaceuticals, Inc.                                   November 28, 1995
Page 2
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4.   If after completion of its evaluation of a particular Compound, Monsanto determines that it has further interest in that Compound, Monsanto will discuss with Cubist mutually suitable arrangements for further testing and possible synthesis/isolation of the Compound, and analogs and homologs thereof. With respect to each Compound in which Monsanto has further interest, Cubist will provide Monsanto with the following information possessed by Cubist and which can be disclosed to Monsanto pursuant to this Agreement: (i) if the Compound has been previously screened for biological activity, all detailed information on such screening and the results thereof, (ii) information on closely related Compounds and (iii) any technical information related to the Compound and analogs and homologs thereof.

5. Monsanto agrees that it will not attempt to ascertain, by any means, the chemical structure or any other information concerning any Compound unless and until Cubist has provided the structure and other information pursuant to Paragraph 4. Notwithstanding the foregoing, Monsanto may evaluate the Compounds in the Program.

6. Cubist and Monsanto agree that any Information disclosed by either party in accordance with this Agreement shall be maintained in secrecy and each will use all reasonable diligence to prevent disclosure except to necessary personnel and to affiliates and consultants, who agree to be bound by this Disclosure Agreement. Cubist's and Monsanto's obligations under this Agreement shall be limited to a period of five (5) years from receipt of Information. Cubist and Monsanto shall not have any obligation of confidentiality with respect to any Information that:

     1. is in the public domain by use and/or publication at the time of its receipt from the disclosing party; or is developed independently and without knowledge of Information received from the disclosing party; or

     2. was already known to be in its possession prior to receipt from the disclosing party; or

     3. is properly obtained by recipient from a third party with a valid legal right to disclose such Information and such third party is not under a confidentiality obligation to the disclosing party.

Any and all Information received by either a party from the other, upon request shall be promptly returned, except Cubist and Monsanto may retain one copy of such Information in its confidential files, solely for record purposes.

7. All patents arising out of the Program shall belong to Cubist or to Monsanto, or to both, in accordance with the laws of the United States relating to rights in inventions. Prior to Monsanto deciding to proceed to field test, develop or to commercialize any Compound or composition containing such Compound ("Product") resulting from the Program, Cubist agrees to negotiate a mutually satisfactory license agreement with Monsanto under any patent rights Cubist has or may have in any country necessary for Monsanto to make, have made, use and sell the Product including patent rights covering such Product, the use of such Product or the processes for making/obtaining such Product and the Compounds contained therein. The parties agree that any such license agreement would include compensation to




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Cubist Pharmaceuticals, Inc.                                   November 28, 1995
Page 3
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Cubist, and would provide Monsanto with (i) an exclusive right to make, have made, use and sell such Product under any such patent rights, unless Cubist previously informed Monsanto pursuant to Paragraph 1, above, that only lesser rights are available, (ii) a non-exclusive right under said patent rights to use the processes for making/obtaining such Product and the Compounds contained therein and (iii) the right to sublicense to affiliated companies of Monsanto the rights obtained under (i) and (ii). In the event that Cubist cannot obtain such patent protection and Monsanto decides to commercialize such Product, Monsanto nevertheless will discuss appropriate compensation to Cubist taking into account the respective contributions of the parties.

8. With regard to Compounds submitted and screened, Monsanto will undertake to comply with applicable requirements of a sponsoring governmental or other agency, if any, under which the Compounds were synthesized/isolated.

9. During the term of this Program, the parties agree not to disclose the nature of this Agreement nor any activity hereunder nor use the name of the other party in any publication or other disclosure unless otherwise provided herein with the prior written permission of the other party.

10. This Agreement shall be construed and interpreted in accordance with the laws of the State of Missouri.

11. This Agreement shall become effective when signed and dated by Cubist. The term of the Program shall be for three (3) years from the effective date; provided, however, that either party may terminate the Program at will upon three (3) months prior written notice to the other party. Termination of the Program shall not terminate the obligations imposed on the parties under Paragraphs 3,4,5,6,7,8.

                                 Very truly yours,

                                 MONSANTO COMPANY

                                 By: /s/ Harrison R. Hakes
                                     ---------------------
                                     Harrison R. Hakes
                                     Licensing and Technology Liaison Manager
                                     Ceregen

ACCEPTED AND AGREED TO:

CUBIST PHARMACEUTICALS, INC.

By: /s/ Nancy M. Gray
   -----------------------

Title: VICE PRESIDENT, CORPORATE DEVELOPMENT
       -------------------------
Date:  DECEMBER 11, 1995
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Contact Person: Arthur Kluge, Ph.D.
                -----------------------------
               (Name)